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                                                                     EXHIBIT 4.1

                            STATEMENT OF DESIGNATION
                                       OF
            6-3/4% SERIES A CONVERTIBLE CUMULATIVE PREFERRED SHARES
                                       OF
                      CRESCENT REAL ESTATE EQUITIES COMPANY

         The undersigned, the Chief Executive Officer of Crescent Real Estate Equities Company, a real estate investment trust organized and existing under the Texas Real Estate Investment Trust Act, as amended (the "Company"), certifies that pursuant to the authority granted to and vested in the Board of Trust Managers of the Company by the provisions of the Restated Declaration of Trust of the Company, the Board of Trust Managers, acting through an authorized committee thereof, has adopted the following resolution increasing the number of securities of the Company designated as Series A preferred shares.

         WHEREAS, in February 1998 the Company designated and authorized the issuance of 9,200,000 6-3/4% Series A Convertible Cumulative Preferred Shares of beneficial interest, $.01 par value per share (Liquidation Preference $25.00 Per Share) (the "Series A Preferred Shares"); and

         WHEREAS, in April 2002 the Company designated and authorized the issuance of 2,800,000 Series A Preferred Shares.

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Trust Managers of the Company by the provisions of the Restated Declaration of Trust of the Company, the Board of Trust Managers, acting through an authorized committee thereof, hereby designates an additional 3,400,000 Series A Preferred Shares, and authorizes the issuance thereof, and hereby fixes the designation and number thereof and the voting powers, preferences and relative, participating, optional and other special rights of such shares, and the qualifications, limitations or restrictions thereto as follows:

         A.       Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this Paragraph A shall have, for all purposes of this Statement of Designation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  "Board of Trust Managers" shall mean the Board of Trust Managers of the Company or any committee authorized by such Board of Trust Managers to perform any of its responsibilities with respect to the Series A Preferred Shares.

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                  "Business Day" shall mean any day, other than a Saturday or
Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York or Dallas, Texas are authorized or required by law, regulation or executive order to close.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, from time to time.

                  "Common Shares" shall mean the common shares of beneficial interest, $.01 par value per share, of the Company.

                  "Constituent Person" shall have the meaning set forth in subsection (e) of subparagraph (7) of paragraph B.

                  "Conversion Price" shall mean the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to subsection (d) of subparagraph (7) hereof. The initial conversion price per Common Share shall be $40.86 (equivalent to a conversion rate of .6119 Common Shares for each Series A Preferred Share).

                  "Current Market Price" of publicly traded common shares or any other class of shares of beneficial interest or other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on such Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security and selected for such purpose by the Chief Executive Officer of the Company or the Board of Trust Managers.

                  "Declaration of Trust" shall mean the Company's Restated Declaration of Trust, as the same may be amended from time to time.

                  "Distribution Payment Date" shall have the meaning set forth in subparagraph (3) of paragraph B.

                  "Distribution Period" shall have the meaning set forth in subparagraph (3) of paragraph B.

                  "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share during the five (5) consecutive Trading Days selected by the Company com-

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mencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date" when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                  "Issue Date" shall mean the first date on which Series A Preferred Shares are issued and sold.

                  "Junior Shares" shall have the meaning set forth in subparagraph (2) of paragraph B.

                  "Non-Electing Share" shall have the meaning set forth in subsection (e) of subparagraph (7) of paragraph B.

                  "Parity Shares" shall have the meaning set forth in subparagraph (2) of paragraph B.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series A Preferred Shares provided that the ownership of Series A Preferred Shares by such Underwriter would not result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Company failing to qualify as a REIT.

                  "Preferred Shares" shall mean preferred shares of beneficial interest, $.01 par value per share, of the Company.

                  "Record Date" shall have the meaning set forth in subparagraph
(3) of paragraph B.

                  "REIT" shall mean a real estate investment trust under Section 856 of the Code.

                  "Securities" shall have the meaning set forth in subsection
(d)(iii) of subparagraph (7) of paragraph B.

                  "Series A Preferred Shares" shall mean the Company's 6--3/4% Series A Convertible Cumulative Preferred Shares of beneficial interest, $.01 par value per share, liquidation value $25.00 per share.

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                  "Series A Preferred Shares Redemption Date" shall have the meaning set forth in subsection (d) of subparagraph (5) of paragraph B hereof.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions by the Board of Trust Managers, the allocation of funds to be so paid on any series or class of shares of beneficial interest; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series A Preferred Shares as to the payment of distributions are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

                  "Transaction" shall have the meaning set forth in subsection
(e) of subparagraph (7) of paragraph B hereof.

                  "Transfer Agent" means EquiServe Trust Company, N.A. or such other agent or agents of the Company as may be designated by the Board of Trust Managers or their designee as the transfer agent for the Series A Preferred Shares.

         B.       Series A Preferred Shares.

                  (1) Number. The maximum additional number of Series A Preferred Shares shall be 3,400,000.

                  (2) Relative Seniority. In respect of rights to receive distributions and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Company, the Series A Preferred Shares shall rank pari passu with any other preferred shares of beneficial interest of the Company (the "Parity Shares"), and will rank senior to the Common Shares and any other class or series of shares of beneficial interest of the Company ranking, as to distributions and upon liquidation, junior (collectively, the "Junior Shares") to the Parity Shares.

                  (3) Distributions. The holders of the then outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Trust Managers out of any funds legally available therefor, cumulative cash distributions at the rate of $1.6875 per share per year, payable in equal amounts of $.421875 per share quarterly in cash on the 15th day, or if not a Business Day, the next succeeding Business Day, of February, May, August and November

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in each year, beginning May 15, 1998 (each such day being hereinafter called a
"Distribution Payment Date" and each period ending on a Distribution Payment Date being hereinafter called a "Distribution Period"), with respect to each Distribution Period, to shareholders of record at the close of business on such date as shall be fixed by the Board of Trust Managers at the time of declaration of the distribution (the "Record Date"), which shall not be less than 10 nor more than 30 days preceding the Distribution Payment Date. The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period shorter than a full Distribution Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Distributions on each Series A Preferred Share issued hereunder shall accrue and be cumulative from and including the first day of the Distribution Period in which such share was issued, whether or not (i) distributions on such shares are earned or declared or (ii) on any Distribution Payment Date there shall be funds legally available for the payment of distributions. Distributions paid on the Series A Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding. Distributions on account of arrears for any past distribution periods may be declared and paid at such time, if any, as may be fixed by the Board of Trust Managers, and shall first be credited against the earliest accrued but unpaid distributions due and payable with respect to such Series A Preferred Shares.

                  The amount of any distributions accrued on any Series A Preferred Shares at any Distribution Payment Date shall be the amount of any unpaid distributions accumulated thereon through and during such Distribution Period, to and including such Distribution Payment Date, whether or not earned or declared, and the amount of distributions accrued on any Series A Preferred Shares at any date other than a Distribution Payment Date shall be equal to the sum of the amount of any unpaid distributions accumulated thereon, to and including the last preceding Distribution Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $1.6875 for the period after such last preceding Distribution Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                  If any Series A Preferred Shares are outstanding, no full distributions shall be declared or paid or set apart for payment on any other series of Parity Shares or any other class or series of Junior Shares for any period unless full cumulative distributions have been declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on the Series A Preferred Shares for all past distribution periods and the then current distribution period. If distributions are not paid in full, or not declared in full and a sum sufficient for such full payment is not set apart for the payment thereof, upon the Series A Preferred Shares and any class or series of Parity Shares, all distributions declared upon Series A Preferred Shares and upon any other class or series of Parity Shares shall be paid or declared pro rata so that in all cases the amount of distributions paid or declared per share on the Series A Preferred Shares and Parity Shares shall bear to each other the same ratio that accumulated distributions per share, including distributions accrued or in arrears, if any, on the Series A Preferred Shares and Parity Shares bear to each other. Except as provided in the preceding sentence, unless full cumulative distributions on the Series A Preferred Shares have been paid or declared and a sum sufficient for such full payment set apart for payment for all past Distribution Periods and the then current Dis-

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tribution Period, no distributions (other than distributions in shares of Common
Shares or in any other Junior Shares) shall be declared or paid or set apart for payment or other distribution upon the Company's Common Shares, or, except as provided above, on any other Junior Shares or Parity Shares, nor shall any Common Shares or any other Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any subsidiary of the Company (except by conversion into or exchange for Junior Shares). Holders of the Series A Preferred Shares shall not be entitled to any distributions, whether payable in cash, property or shares of beneficial interest, in excess of full accrued and cumulative distributions as herein provided. No interest or sum of money in lieu of interest shall be payable in respect of any distribution payment or payments on the Series A Preferred Shares that may be in arrears.

                  Except as provided in this Statement of Designation, the Series A Preferred Shares shall not be entitled to participate in the earnings or assets of the Company.

                  (4)      Liquidation Preference.

                           (a)      Upon the voluntary or involuntary
                                    dissolution, liquidation or winding up of the Company, the holders of the Series A Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Company legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $25.00 per Series A Preferred Share, plus an amount equal to distributions accrued and unpaid thereon to the date fixed for such dissolution, liquidation or winding up of the Company.

                           (b) After the payment to the holders of the Series A Preferred Shares of the full preferential amounts provided for in this subparagraph (4), the holders of the Series A Preferred Shares as such shall have no right or claim to any of the remaining assets of the Company.

                           (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the amounts payable with respect to the preference value of the Series A Preferred Shares and any Parity Shares are not paid in full, the holders of the Series A Preferred Shares and of such Parity Shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts provided for in this subparagraph (4) to which they are entitled.

                           (d) Neither the sale of all or substantially all the property or business of the Company, nor the merger or consolidation of the Company into or with any other entity or the merger or consolidation of any other entity into or with the Company, shall be deemed to be a dis-

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                                    solution, liquidation or winding up,
                                    voluntary or involuntary, of the Company for the purposes of this subparagraph (4).

                  (5)      Redemption at the Option of the Company.

                           (a) Subject to subsections (b) and (h) of this subparagraph (5), the Series A Preferred Shares shall not be redeemable by the Company prior to February 18, 2003. On and after February 18, 2003, the Company, at its option, may redeem the Series A Preferred Shares, in whole or from time to time in part, as set forth herein, at a redemption price of $25.00 per Series A Preferred Share, subject to the provisions below.

                           (b) Prior to February 18, 2003, the Series A Preferred Shares may be redeemed at the option of the Company, in whole or from time to time in part, at a redemption price of $25.00 per Series A Preferred Share, if the Board of Trust Managers determines that such a redemption is necessary or advisable to preserve the status of the Company as a REIT for federal income tax purposes, subject to the provisions below.

                           (c) If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed will be determined pro rata or by lot as may be determined by the Board of Trust Managers or in such other manner as prescribed by the Company's Board of Trust Managers in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which the Series A Preferred Shares are listed. In the event that such redemption is to be by lot, if as a result of such redemption any holder of Series A Preferred Shares would own, or be deemed to own by virtue of certain attribution provisions of the Code, as specified in the Declaration of Trust, in excess of 9.9% of the Series A Preferred Shares issued and outstanding because such holder's Series A Preferred Shares were not redeemed, or were only redeemed in part, then the Company will redeem the requisite number of Series A Preferred Shares of such shareholder such that he will not own, or be deemed to own by virtue of certain attribution provisions of the Code, as specified in the Declaration of Trust in excess of 9.9% of Series A Preferred Shares issued and outstanding subsequent to such redemption. A new certificate shall be issued representing any unredeemed Series A Preferred Shares without cost to the holder thereof.

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                           (d)      Notice of redemption will be mailed, not
                                    less than 30 nor more than 60 days prior to the date fixed for redemption, to each holder of record of Series A Preferred Shares to be redeemed, notifying such holder of the Company's election to redeem such shares, stating the date fixed for redemption thereof (the "Series A Preferred Shares Redemption Date"), the redemption price, the number of shares to be redeemed (and, if fewer than all the Series A Preferred Shares are to be redeemed, the number of shares to be redeemed from such holder), the place(s) where the Series A Preferred Share certificates are to be surrendered for payment, the date on which such holder's conversion rights as to the Series A Preferred Shares shall terminate, and that distributions on the Series A Preferred Shares will cease to accrue on the specified redemption date.

                           (e) On or after the Series A Preferred Shares Redemption Date, each holder of Series A Preferred Shares to be redeemed must present and surrender his Series A Preferred Share certificates to the Company at the place designated in such notice and thereupon the redemption price of such shares will be paid to or on the order of the Person whose name appears on such Series A Preferred Share certificates as the owner thereof and each such Series A Preferred Share certificate surrendered will be canceled. From and after the Series A Preferred Shares Redemption Date (unless the Company defaults in payment of the redemption price), all distributions on the Series A Preferred Shares designated for redemption in such notice will cease to accrue and all rights of the holders thereof (including conversion rights), except the right to receive the redemption price thereof (including all accrued and unpaid distributions up to the Series A Preferred Shares Redemption Date), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Company) on the Company's books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to the Series A Preferred Shares Redemption Date, may irrevocably deposit the redemption price (including accrued and unpaid distributions) of the Series A Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case such notice to holders of the Series A Preferred Shares to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) call upon such holders to surrender the Series A Preferred Share certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Series A Preferred Shares Redemption Date) against payment of the redemption price (including all accrued and

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                                    unpaid distributions up to the Series A
                                    Preferred Shares Redemption Date). Any
                                    moneys so deposited which remain unclaimed by the holders of the Series A Preferred Shares at the end of two years after the Series A Preferred Shares Redemption Date will be returned by such bank or trust company to the Company.

                           (f) Notwithstanding the foregoing, unless full cumulative distributions on all outstanding Series A Preferred Shares for all past Distribution Periods and the then current Distribution Period have been paid, or declared and a sum sufficient for the payment thereof set apart for payment, no Series A Preferred Shares shall be redeemed unless (i) all outstanding Series A Preferred Shares are simultaneously redeemed or (ii) the Board of Trust Managers determines that such redemption is necessary or advisable to preserve the status of the Company as a REIT for federal income tax purposes; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

                           (g) The holders of Series A Preferred Shares at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such Series A Preferred Shares on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Company's default in the payment of the distribution due. Except as provided above, the Company will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares which have been called for redemption.

                           (h) If at any time, whether or not prior to February 18, 2003, the Company is subject to the jurisdiction of an agency or other authority of any state, county, city or other political subdivision with respect to any activities of the Company or any of its subsidiaries related to gaming (a "Gaming Authority"), and such Gaming Authority requires a record or beneficial owner to be found suitable, then notwithstanding any other provision of this Statement of Designation, the Company shall have the right, by written notice to such record or beneficial owner, (i) to require such record or beneficial owner of Series A Preferred Shares to apply, at such owner's sole cost and expense as to the application and related investigation, for a finding of suitability by such Gaming Authority and
                                    (ii) as to any record or beneficial owner that is required to be, but is not, found suitable by such Gaming Authority, (A) to require such record or beneficial owner to dispose of such owner's Series A Preferred Shares within 30 days or within the time prescribed by such Gaming Authority, whichever is earlier, and (B) if such disposition is not made in accordance with clause (A), to redeem each Series A Preferred Share of such owner at a redemption price of $25.00 per Series A Preferred Share, on the terms set forth above (other than subsection (f) of this subparagraph (5), which subsection shall not apply to any such redemption).

                           (i) The Series A Preferred Shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption.

                  (6)      Shares to be Retired.

                  All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

                  (7)      Conversion.

                  Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                           (a) Subject to and upon compliance with the provisions of this subparagraph (7), a holder of Series A Preferred Shares shall have the right, at his option, at any time to convert such shares into the number of fully paid and nonassessable Common Shares obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subsection (b) of this subparagraph (7)) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection
                                    (b) of this subparagraph (7); provided,
                                    however, that the right to convert shares called for redemption pursuant to subparagraph (5) hereof shall terminate at the close of business on the Series A Preferred Shares Redemption Date fixed for such redemption, unless the Company shall default in making payment of any amounts payable upon such redemption under subparagraph (5).

                           (b) In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent, accompanied by written notice to the Company that the holder thereof elects to convert such Series A Preferred Share. Unless the share issuable on

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

                                    conversion is to be issued in the same name as the name in which such Series A Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

                                    Holders of Series A Preferred Shares at the close of business on a distribution payment Record Date shall be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the conversion thereof following such distribution payment Record Date and prior to such Distribution Payment Date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any distribution payment Record Date and the opening of business on the corresponding Distribution Payment Date (except shares converted after the issuance of notice of redemption with respect to a Series A Preferred Shares Redemption Date during such period or coinciding with such Distribution Payment Date, such Series A Preferred Shares being entitled to such distribution on the Distribution Payment Date) must be accompanied by payment of an amount equal to the distribution payable on such shares on such Distribution Payment Date. A holder of Series A Preferred Shares on a distribution payment Record Date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Distribution Payment Date will receive the distribution payable by the Company on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of Series A Preferred Shares for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distributions on the Common Shares issued upon such conversion.

                                    As promptly as practicable after the
                                    surrender of certificates for Series A
                                    Preferred Shares as aforesaid, the Company shall issue and shall deliver at the office of the Transfer Agent to such holder, or on his written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this subparagraph (7), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (c) of this subparagraph (7).

                                    Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Company as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Company shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Company.

                           (c) No fractional shares of scrip representing fractions of Common Shares shall be issued upon conversion of Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Company shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                           (d) The Conversion Price shall be adjusted from time to time as follows:

                                    (i)      If the Company shall after the
                                             Issue Date (A) pay or make a
                                             distribution on its Common Shares
                                             in Common Shares, (B) subdivide its
                                             outstanding Common Shares into a
                                             greater number of shares, (C)
                                             combine its outstanding Common
                                             Shares into a smaller number of
                                             shares or (D) issue any shares of
                                             beneficial interest by
                                             reclassification of its Common
                                             Shares, then in each such case the
                                             Conversion Price in effect at the
                                             opening of business on the day
                                             following the date fixed for the
                                             determination of shareholders
                                             entitled to receive such
                                             distribution or at the opening of
                                             business on
                                             the day following the day on which
                                             such subdivision, combination or
                                             reclassification becomes effective,
                                             as the case may be, shall be
                                             adjusted so that the holder of any
                                             Series A Preferred Shares
                                             thereafter surrendered for
                                             conversion shall be entitled to
                                             receive the number of Common Shares
                                             that such holder would have owned
                                             or have been entitled to receive
                                             after the happening of any of the
                                             events described above had such
                                             shares been converted immediately
                                             prior to the record date in the
                                             case of a distribution or the
                                             effective date in the case of a
                                             subdivision, combination or
                                             reclassification. An adjustment
                                             made pursuant to this subsection
                                             (i) shall become effective
                                             immediately after the opening of
                                             business on the day next following
                                             the record date (except as provided
                                             in paragraph (h) below) in the case
                                             of a distribution and shall become
                                             effective immediately after the
                                             opening of business on the day next
                                             following the effective date in the
                                             case of a subdivision, combination
                                             or reclassification. Such
                                             adjustment(s) shall be made
                                             successively whenever any of the
                                             events listed above shall occur.

                                    (ii)     If the Company shall issue after
                                             the Issue Date rights, options or
                                             warrants to all holders of Common
                                             Shares entitling them (for a period
                                             expiring within 45 days after the
                                             record date mentioned below) to
                                             subscribe for or purchase Common
                                             Shares at a price per share less
                                             than the Fair Market Value per
                                             Common Share on the record date for
                                             the determination of shareholders
                                             entitled to receive such rights,
                                             options or warrants, then the
                                             Conversion Price in effect at the
                                             opening of business on the day next
                                             following such record date shall be
                                             adjusted to equal the price
                                             determined by multiplying (I) the
                                             Conversion Price in effect
                                             immediately prior to the opening of
                                             business on the day following the
                                             date fixed for such determination
                                             by (II) a fraction, the numerator
                                             of which shall be the sum of (A)
                                             the number of Common Shares
                                             outstanding on the close of
                                             business on the date fixed for such
                                             determination and (B) the number of
                                             Common Shares that the aggregate
                                             proceeds to the Company from the
                                             exercise of such rights, options or
                                             warrants for Common Shares would
                                             purchase at such Fair Market Value,
                                             and the denominator of which shall
                                             be the sum of (A) the number of
                                             Common Shares outstanding on the
                                             close of business on the date fixed
                                             for such determination and (B) the
                                             number of additional Common Shares
                                             offered for subscription or
                                             purchase pursuant to such rights,
                                             options or warrants. Such
                                             adjustments shall be made
                                             successively
                                             whenever any such rights, options
                                             or warrants are issued, and shall
                                             become effective immediately after
                                             the opening of business on the day
                                             next following such record date
                                             (except as provided in subsection
                                             (h) below). In determining whether
                                             any rights, options or warrants
                                             entitle the holders of Common
                                             Shares to subscribe for or purchase
                                             Common Shares at less than the Fair
                                             Market Value, there shall be taken
                                             into account any consideration
                                             received by the Company upon
                                             issuance and upon exercise of such
                                             rights, options or warrants, the
                                             value of such consideration, if
                                             other than cash, to be determined
                                             by the Chief Executive Officer of
                                             the Company or the Board of Trust
                                             Managers.

                                    (iii)    If the Company shall distribute to
                                             all holders of its Common Shares
                                             any shares of beneficial interest
                                             of the Company (other than Common
                                             Shares) or evidence of its
                                             indebtedness or assets (excluding
                                             cash distributions paid out of the
                                             total equity applicable to Common
                                             Shares, including revaluation
                                             equity, less the amount of stated
                                             capital attributable to Common
                                             Shares, determined on the basis of
                                             the most recent annual consolidated
                                             cost basis and current value basis
                                             and quarterly consolidated balance
                                             sheets of the Company and its
                                             consolidated subsidiaries available
                                             at the time of the declaration of
                                             the distribution) or rights,
                                             options or warrants to subscribe
                                             for or purchase any of its
                                             securities (excluding those rights,
                                             options and warrants issued to all
                                             holders of Common Shares entitling
                                             them for a period expiring within
                                             45 days after the record date
                                             referred to in subsection (ii)
                                             above to subscribe for or purchase
                                             Common Shares, which rights,
                                             options and warrants are referred
                                             to in and treated under subsection
                                             (ii) above) (any of the foregoing
                                             being hereinafter in this
                                             subsection (iii) called the
                                             "Securities"), then in each case
                                             the Conversion Price shall be
                                             adjusted so that it shall equal the
                                             price determined by multiplying (I)
                                             the Conversion Price in effect
                                             immediately prior to the close of
                                             business on the date fixed for the
                                             determination of shareholders
                                             entitled to receive such
                                             distribution by (II) a fraction,
                                             the numerator of which shall be the
                                             Fair Market Value per Common Share
                                             on the record date mentioned below
                                             less the then fair market value (as
                                             determined by the Chief Executive
                                             Officer of the Company or the Board
                                             of Trust Managers, whose
                                             determination shall be conclusive)
                                             of the portion of the shares of
                                             beneficial interest or assets or
                                             evidences of indebtedness so
                                             distributed or of such rights,
                                             options or warrants applicable to
                                             one Com-
                                             mon Share, and the denominator of
                                             which shall be the Fair Market
                                             Value per Common Share on the
                                             record date mentioned below. Such
                                             adjustment shall become effective
                                             immediately at the opening of
                                             business on the Business Day next
                                             following (except as provided in
                                             subsection (h) below) the record
                                             date for the determination of
                                             shareholders entitled to receive
                                             such distribution. For the purposes
                                             of this subsection (iii), the
                                             distribution of a Security, which
                                             is distributed not only to the
                                             holders of the Common Shares on the
                                             date fixed for the determination of
                                             shareholders entitled to such
                                             distribution of such Security, but
                                             also is distributed with each
                                             Common Share delivered to a Person
                                             converting a Series A Preferred
                                             Share after such determination
                                             date, shall not require an
                                             adjustment of the Conversion Price
                                             pursuant to this subsection (iii);
                                             provided that on the date, if any,
                                             on which a Person converting a
                                             Series A Preferred Share would no
                                             longer be entitled to receive such
                                             Security with a Common Share (other
                                             than as a result of the termination
                                             of all such Securities), a
                                             distribution of such Securities
                                             shall be deemed to have occurred,
                                             and the Conversion Price shall be
                                             adjusted as provided in this
                                             subsection (iii) (and such day
                                             shall be deemed to be "the date
                                             fixed for the determination of the
                                             shareholders entitled to receive
                                             such distribution" and "the record
                                             date" within the meaning of the two
                                             preceding sentences).

                                    (iv)     No adjustment in the Conversion
                                             Price shall be required unless such
                                             adjustment would require a
                                             cumulative increase or decrease of
                                             at least 1% in such price;
                                             provided, however, that any
                                             adjustments that by reason of this
                                             subsection (iv) are not required to
                                             be made shall be carried forward
                                             and taken into account in any
                                             subsequent adjustment until made;
                                             and provided, further, that any
                                             adjustment shall be required and
                                             made in accordance with the
                                             provisions of this subparagraph (7)
                                             (other than this subsection (iv))
                                             not later than such time as may be
                                             required in order to preserve the
                                             tax-free nature of a distribution
                                             to the holders of Common Shares.
                                             Notwithstanding any other
                                             provisions of this subparagraph
                                             (7), the Company shall not be
                                             required to make any adjustment of
                                             the Conversion Price for the
                                             issuance of any Common Shares
                                             pursuant to any plan providing for
                                             the reinvestment of distributions
                                             or interest payable on securities
                                             of the Company and the investment
                                             of additional optional amounts in
                                             Common Shares under such plan. All
                                             calculations under this
                                             subparagraph (7) shall be made to
                                             the nearest cent (with $.005 being
                                             rounded upward) or to the nearest
                                             one-ten-thousandth of a share (with
                                             .0005 of a share being rounded
                                             upward), as the case may be.
                                             Anything in this subsection (d) to
                                             the contrary notwithstanding, the
                                             Company shall be entitled, to the
                                             extent permitted by law, to make
                                             such reductions in the Conversion
                                             Price, in addition to those
                                             required by this subsection (d), as
                                             it in its sole discretion shall
                                             determine to be advisable in order
                                             that any share distributions,
                                             subdivision of shares,
                                             reclassification or combination of
                                             shares, distribution of rights,
                                             options or warrants to purchase
                                             shares or securities, or
                                             distribution of other assets (other
                                             than cash distributions) hereafter
                                             made by the Company to its
                                             shareholders shall not be taxable.

                           (e) If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the Common Shares, sale of all or substantially all of the Company's assets or recapitalization of the Common Shares and excluding any transaction as to which subsection (d)(i) of this subparagraph
                                    (7) applied) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and
                                    (ii) failed to exercise his rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (each a "Non-Electing Share") (provided that if the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share is not the same for each Non-Electing Share, then the kind and amount of shares, stock, securities and other property (including cash) receivable upon such Transaction for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (e), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will require such successor or purchasing entity, as the case may be, to make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions of this subsection (e) shall thereafter correspondingly be made applicable as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon conversion of the Series A Preferred Shares. The provisions of this subsection (e) shall similarly apply to successive Transactions.

                           (f)      If:

                                    (i)     the Company shall declare a
                                            distribution on the Common Shares
                                            (other than in cash out of the total
                                            equity applicable to Common Shares,
                                            including revaluation equity, less
                                            the amount of stated capital
                                            attributable to Common Shares,
                                            determined on the basis of the most
                                            recent annual consolidated cost
                                            basis and current value basis and
                                            quarterly consolidated balance
                                            sheets of the Company and its
                                            consolidated subsidiaries available
                                            at the time of the declaration of
                                            the distribution); or

                                    (ii)    the Company shall authorize the
                                            granting to all holders of the
                                            Common Shares of rights, options or
                                            warrants to subscribe for or
                                            purchase any shares of any class or
                                            any other rights, options or
                                            warrants; or

                                    (iii)    there shall be any
                                             reclassifications of the Common
                                             Shares (other than an event to
                                             which subsection (d)(i) of this
                                             subparagraph (7) applied) or any
                                             consolidation or merger to which
                                             the Company is a party and for
                                             which approval of any shareholders
                                             of the Company is required, or a
                                             statutory share exchange involving
                                             the conversion or exchange of
                                             Common Shares into securities or
                                             other property, or a self tender
                                             offer by the Company for all or
                                             substantially all of its
                                             outstanding Common Shares, or the
                                             sale or transfer of all or
                                             substantially all of the assets of
                                             the Company and for
                                             which approval of any stockholder
                                             of the Company is required; or

                                    (iv)     there shall occur the voluntary or
                                             involuntary liquidation,
                                             dissolution or winding up of the
                                             Company,

                                    then the Company shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series A Preferred Shares at their addresses as shown on the share records of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or grant of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or grant of rights, options or warrants are to be determined, provided, however, that no such notification need be made in respect of a record or determination date for a distribution or grant of rights unless the corresponding adjustment in the Conversion Price would be an increase or decrease of at least 1% or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, self tender offer, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, self tender offer, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subparagraph (7).

                           (g) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series A Preferred Share at such holder's last address as shown on the share records of the Company.

                           (h) In any case in which subsection (d) of this subparagraph (7) provides that an adjustment shall become effective on the date next following the record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series A Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (c) of this subparagraph (7).

                           (i)      There shall be no adjustment of the
                                    Conversion Price in case of the issuance of any shares of beneficial interest of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this subparagraph
                                    (7). If any action or transaction would
                                    require adjustment of the Conversion Price pursuant to more than one subsection of this subparagraph (7), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

                           (j) If the Company shall take any action affecting the Common Shares, other than action described in this subparagraph (7), that in the opinion of the Board of Trust Managers would materially adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trust Managers, in its sole discretion, may determine to be equitable in the circumstances.

                           (k) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted. For purposes of this subsection (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series A Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                                    The Company covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Shares deliverable upon conversion of the Series A Preferred Shares, the Company will take any action that, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price.

                                    The Company shall endeavor to list the
                                    Common Shares required to be delivered upon conversion of the Series A Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

                                    Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Shares, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities, or any approval of or consent to the delivery thereof by any governmental authority.

                           (l) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

                           (m) In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Shares.

                           (n)      Whenever reference is made in this
                                    subparagraph (7) to the issuance or sale of Common Shares, the term "Common Shares" shall include any shares of beneficial interest of any class of the Company other than preferred shares of any class with a fixed (absolutely or by reference to an adjustment formula) limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

                  (8) Voting Rights. Except as required by law or as provided below, the holders of the Series A Preferred Shares shall not be entitled to vote at any meeting of the shareholders for election of Trust Managers or for any other purposes or otherwise to participate in any action taken by the Company or the shareholders thereof, or to receive notice of any meeting of shareholders.

                           (a)      In any matter in which the Series A
                                    Preferred Shares are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each Series A Preferred Share shall be entitled to one vote.

                           (b) Whenever distributions on any Series A Preferred Shares shall be in arrears for six or more Distribution Periods, whether or not such Distribution Periods are consecutive, the holders of the Series A Preferred Shares, voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trust Managers of the Company at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and all other Trust Managers of the Company shall be elected by the holders of the Company's Common Shares. In such case, the entire Board of Trust Managers of the Company will be increased by two Trust Managers. Voting rights of the holders of the Series A Preferred Shares shall continue at each subsequent annual meeting until all distributions accumulated on such Series A Preferred Shares for the past Distribution Periods and the then current Distribution Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

                           (c) As long as any Series A Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class) (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series A Preferred Shares with respect to the payment of dis-tributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or this Statement of Designation, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Shares (or shares into which the Series A Preferred Shares have been converted in any successor entity to the Company) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other Series A Preferred Shares, or (y) any increase in the amount of authorized Series A Preferred Shares, in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power.

                                    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

         C.       Exclusion of Other Rights.

                  Except as may otherwise be required by law, the Series A Preferred Shares shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Statement of Designation (as such Statement of Designation may be amended from time to time) and in the Declaration of Trust. The Series A Preferred Shares shall have no preemptive or subscription rights.

         D.       Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         E.       Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Statement of Designation (as such Statement of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof set forth in this Statement of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series A Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

         F.       Adoption.

                  This Statement of Designation was duly adopted by the Board of Trust Managers of the Company. Shareholder action was not required.

                                      * * *

         IN WITNESS WHEREOF, I hereby certify that I, John C. Goff, am the Chief Executive Officer of Crescent Real Estates Equities Company (the "Company") and that as such, I am authorized to execute and file with the County Clerk of Tarrant County, Texas this Statement of Designation (the "Statement of Designation") on behalf of the Company and I further certify on behalf of the Company that this Statement of Designation was authorized by the Board of Trust Managers at a special meeting held on September 10, 2001 and by the pricing committee thereof by unanimous written consent dated as of January 9, 2004 and is still in full force and effect as of the date hereof. I further certify that my signature to this document is my free act and deed, that to the best of my knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under penalty of perjury.

                                           CRESCENT REAL ESTATE EQUITIES COMPANY

                                           /s/ John C. Goff
                                           -------------------------------------
                                           Name:  John C. Goff
                                           Title: Chief Executive Officer

         The undersigned, Jerry R. Crenshaw, Jr., the Executive Vice President and Chief Financial Officer of the Company, hereby certifies that John C. Goff is the Chief Executive Officer of the Company and that the signature set forth above is his genuine signature.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 14th day of January, 2004.

                                           /s/ Jerry R. Crenshaw, Jr.
                                           -------------------------------------
                                           Name:  Jerry R. Crenshaw, Jr.
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

STATE OF TEXAS
COUNTY OF TARRANT

         This instrument was acknowledged before me on January 14, 2004, by John
C. Goff, Chief Executive Officer of Crescent Real Estate Equities Company, a Texas real estate investment trust, on behalf of said real estate investment trust.

                                           /s/ Elizabeth A. Hays
                                           -------------------------------------
                                           Notary Public - State of Texas

                                           Elizabeth A. Hays
                                           -------------------------------------
                                           Printed Name of Notary Public

My commission expires:

August 11, 2004

STATE OF TEXAS
COUNTY OF TARRANT

         This instrument was acknowledged before me on January 14, 2004, by Jerry R. Crenshaw, Jr.

                                           /s/ Elizabeth A. Hays
                                           -------------------------------------
                                           Notary Public - State of Texas

                                           Elizabeth A. Hays
                                           -----------------------------------
                                           Printed Name of Notary Public

My commission expires:

August 11, 2004